EXHIBIT 99.01

News Release

Contacts:
FormFactor, Inc.	Investor Relations
Ron C. Foster	Michael Magaro
Chief Financial Officer	(925) 290-4949
(925) 290-4024	IR@FormFactor.com

FormFactor, Inc. Announces Fourth Quarter 2007 Financial Results

Annual revenues of $462.2 million, up 25% year over year; Quarterly revenues of $120.5 million, up 22% year over year; Company also announces cost reduction plan

LIVERMORE, Calif. — February 5, 2008 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal year 2007, ended December 29, 2007. Quarterly revenues were $120.5 million, down 4% from $125.3 million in the third quarter of fiscal 2007, and up 22% from $98.7 million in the fourth quarter of fiscal 2006.  Revenues for the fiscal year ended December 29, 2007 were $462.2 million, up 25% from $369.2 million in fiscal year 2006.

Net income for the fourth quarter of fiscal 2007 was $14.4 million or $0.29 per share on a fully diluted basis, which included $4.3 million or $0.09 per share of stock-based compensation, net of tax.  The fourth quarter net income also included a $3.3 million, or $0.07 per share reduction related to a one-time up front tax payment to license intellectual property rights for future benefit in the FormFactor Singapore operation.  This compares to net income for the third quarter of fiscal 2007 of $22.2 million or $0.45 per share on a fully diluted basis, which included $3.7 million or $0.08 per share of stock-based compensation, net of tax. Net income for the fourth quarter of fiscal 2006 was $17.5 million or $0.37 per share on a fully diluted basis, which included $4.5 million or $0.09 per share of stock-based compensation, net of tax.

Net income for fiscal year 2007 was $72.9 million or $1.47 per share on a fully diluted basis, which included $17.2 million, or $0.35 per share of stock-based compensation, net of tax, compared to net income of $57.2 million, or $1.21 per share on a fully diluted basis for fiscal year 2006, which included $15.5 million, or $0.33 per share of stock-based compensation, net of tax.

“Overall, 2007 was a solid year for FormFactor, with 25% annual revenue growth, fueled by strong contributions from our Memory business.  Market conditions, particularly in DRAM, began to deteriorate in Q4 and that weakness has continued into Q1,” said Igor Khandros, CEO of FormFactor.  “In light of this, we are taking actions to restructure the company to better align with the market environment.”

The company announced a cost reduction plan that will include reducing its global workforce by approximately 14%. FormFactor expects to record charges in the range of $4.0-$5.0 million related to the cost reduction plan, with the majority of the charges being recorded in the first quarter of fiscal 2008.

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until February 7, 2008 at 6:30 p.m. PST and can be accessed by dialing (888) 286-8010 or (617) 801-6888 and entering confirmation code 40225130.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including DRAM; the demand for certain semiconductor devices; the company’s ability to address its Harmony production issues; and the company’s ability to execute its cost reduction plan, to develop innovative testing technologies, to timely deliver and qualify new products that meet its customers’ testing requirements and to implement and execute measures for enabling efficiencies and supporting growth. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K/A for the fiscal period ended December 30, 2006 and the company’s Form 10-Q for the quarterly period ended September 29, 2007, filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORMFACTOR, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006

Revenues	$120,505	$98,693	$462,191	$369,213
Cost of revenues	58,921	50,130	215,484	184,087
Gross margin	61,584	48,563	246,707	185,126

Operating expenses:
Research and development	16,246	13,211	60,951	46,608
Selling, general and administrative	23,203	18,506	92,552	71,540
Total operating expenses	39,449	31,717	153,503	118,148
Operating income	22,135	16,846	93,204	66,978

Interest income	5,741	4,986	22,508	15,183
Other income	293	159	528	204
	6,034	5,145	23,036	15,387

Income before income taxes	28,169	21,991	116,240	82,365
Provision for income taxes	13,818	4,535	43,350	25,148

Net income	$14,351	$17,456	$72,890	$57,217

Net income per share:
Basic	$0.30	$0.38	$1.52	$1.27

Diluted	$0.29	$0.37	$1.47	$1.21

Weighted-average number of shares used in per share calculations:

Basic	48,610	46,813	48,044	45,172

Diluted	49,924	48,701	49,557	47,193

FORMFACTOR, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 29,	December 30,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$315,232	$284,131
Marketable securities	254,814	208,263
Accounts receivable, net	69,486	54,571
Inventories	29,309	18,926

Deferred tax assets	17,995	14,496
Prepaid expenses and other current assets	15,504	12,138
Total current assets	702,340	592,525

Restricted cash	2,250	2,250

Property and equipment, net	130,882	94,064

Deferred tax assets	10,038	4,689
Other assets	9,812	945
Total assets	$855,322	$694,473

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,893	$31,273
Accrued liabilities	30,029	28,334
Income tax payable	1,328	7,979
Deferred rent	462	448
Deferred revenue and customer advances	5,535	7,273
Total current liabilities	80,247	75,307

Long term tax payable	12,248	—
Deferred rent and other long term liabilities	5,877	5,125
Total liabilities	98,372	80,432

Stockholders’ equity:
Common stock, $0.001 par value	49	47
Additional paid in capital	573,553	504,709
Accumulated other comprehensive gain (loss)	929	(244)
Retained earnings	182,419	109,529
Total stockholders’ equity	756,950	614,041
Total liabilities and stockholders’ equity	$855,322	$694,473